Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 2002, in
           accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal
                                  Reserve Act.


                                                                DOLLAR AMOUNTS
                  ASSETS                                         IN MILLIONS


Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ...............................................$  18,102
    Interest-bearing balances ........................................   8,392
Securities:
Held to maturity securities................................................396
Available for sale securities...........................................79,372
Federal funds sold and securities purchased under
    agreements to resell ...............................................
    Federal funds sold in domestic offices .............................16,164
    Securities purchased under agreements to resell ................... 67,327
Loans and lease financing receivables:
    Loans and leases held for sale..................................... 24,545
    Loans and leases, net of unearned income         $159,647
    Less: Allowance for loan and lease losses           3,572
    Loans and leases, net of unearned income and
    allowance..........................................................156,075
Trading Assets.........................................................194,198
Premises and fixed assets (including capitalizedleases)................. 6,280
Other real estate owned....................................................104
Investments in unconsolidated subsidiaries and associated companies....... 678
Customers' liability to this bank on acceptances outstanding............. .349
Intangible assets
        Goodwill.........................................................2,159
        Other Intangible assets......................................... 3,315
Other assets ...........................................................44,932
TOTAL ASSETS ........................................................ $622,388
                                                                     ==========

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                                            LIABILITIES
Deposits
    In domestic offices ............................................  $171,786
    Noninterest-bearing ..............................$75,101
    Interest-bearing ..................................96,685
    In foreign offices, Edge and Agreement
    subsidiaries and IBF's .........................................  .128,780
     Noninterest-bearing............................ $ 7,380
    Interest-bearing ................................121,400

Federal funds purchased and securities sold under agree- ments to repurchase:
    Federal funds purchased in domestic offices .........................5,701
    Securities sold under agreements to repurchase ....................120,579
Trading liabilities .................................................. 118,113
Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases)........................... 8,388
Bank's liability on acceptances executed and outstanding.................. 356
Subordinated notes and debentures .......................................8,528
Other liabilities ......................................................24,520
TOTAL LIABILITIES .................................................... 586,751
Minority Interest in consolidated subsidiaries..............................97

                                          EQUITY CAPITAL

Perpetual preferred stock and related surplus............................... 0
Common stock ........................................................... 1,785
Surplus  (exclude all surplus related to preferred stock)...............16,304
Retained earnings.......................................................16,347
Accumulated other comprehensive income.................................. 1,104
Other equity capital components..............................................0
TOTAL EQUITY CAPITAL ...................................................35,540
                                                                        ______
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL              $622,388
                                                                    ==========
I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                             JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.



                             WILLIAM B. HARRISON, JR.)
                             ELLEN V. FUTTER         ) DIRECTORS
                             FRANK A. BENNACK, JR.   )

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